C. Dowd Ritter Chairman and Chief Executive Officer Exhibit 99.1

2005 Performance Highlights
•
Net income (in millions) $725.7
•
Diluted earnings per share $2.04
•
Return on equity 20.4%
•
Net Interest Margin 3.38%
•
Efficiency ratio 52.0%
•
Net charge-off ratio 0.27%
•
Nonperforming asset ratio 0.34%
2005

2005 Noteworthy Events • Hurricanes Katrina, Rita and Wilma • Sale of mutual fund management business • Regulatory compliance • Approvals for branch expansion

AmSouth Maintains a Leadership Position in Attractive Markets (1Q ’06) • $10 billion Market Cap • $53 billion in Assets • 700 Branches • 1,200+ ATM’s • 1.9 million Households • 12,400 Employees

AmSouth in the Marketplace

Community Giving • $7.9 million in contributions in 2005

First Quarter 2006 Performance Highlights
•
Net income (in millions) $181.0
•
Diluted earnings per share      $0.52
•
Return on equity 20.5%
•
Net Interest Margin 3.42%
•
Efficiency ratio 52.53
•
Net charge-off ratio 0.47%
•
Nonperforming asset ratio 0.27%

Strategic Initiatives
•
Sustain growth in Consumer Banking
•
Continue aggressive growth in Business Banking
•
Grow Commercial Banking business with improved
credit quality
•
Double contribution from Wealth Management
•
Double Florida’s contribution
•
Emphasize sales productivity, service quality and
customer retention
•
Leverage technology across all lines of business with
increasing emphasis on Internet services

Florida – Current Operations
•
Loans:  $9.9 billion, 27% of
total company
•
Deposits:  $9.5 billion, 26% of total
company
•
Branches:  232, 34% of entire network
•
Households
–
Consumer Banking:  29% of total company
–
Business Banking: 35% of total company

Why expand further in Florida?
•
Highest growth rate among top 10 most populous states
•
Florida’s population grows by 1,000 people each day
•
Over 250,000 new jobs created last year
•
Evolving economic diversification
•
AmSouth average Florida growth – 4Q04 to 4Q05
–
Loans:  Up 20% ($1.6 billion)
–
Deposits:  Up 21% ($1.6 billion)

Florida results from branches opened in the last four years $136 $535 $943 $285 $894 $1,589 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2003 2004 2005 Loans Deposits

2006 Branch Expansion Plan • 64 Branches – Full year 2006 – First Quarter 12 – Florida 3 – Other high growth markets – Remaining quarters 42 – Florida 7 – Other high growth markets

$21,189 $10,275 $0 $5,000 $10,000 $15,000 $20,000 $25,000 5 Year AmSouth S&P 500 Index 16.2% 0.5% AmSouth Outperforms Broader Market

$32,126 $23,830 $0 $10,000 $20,000 $30,000 $40,000 10 Year AmSouth S&P 500 Index 12.4% 9.1% AmSouth Outperforms Broader Market

AmSouth Outperforms Broader Market $772,800 $373,077 $0 $150,000 $300,000 $450,000 $600,000 $750,000 $900,000 Since 1971 AmSouth S&P 500 Index 13.6% 11.2%

71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86 87 88 89 90 91 92 93 94 95
96
97 98 99
00 01 02
Outstanding Record of Dividend Growth
35 Years of Higher Dividends
Current Yield = 3.8%
Mergent’s “Dividend Achiever”
03 04 05 06

ANNUAL MEETING OF SHAREHOLDERS April 20, 2006